                                                                                                                 EXHIBIT 12
                                                                                                                 PAGE 1 OF 2


                                                    THE UNITED ILLUMINATING COMPANY

                                         COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                                               (IN THOUSANDS)
                                                                                                                   TWELVE
                                                                                                                   MONTHS
                                                                                                                    ENDED
                                                                 YEAR ENDED DECEMBER 31,                          SEPT. 30,
                                          -----------------------------------------------------------------------
                                               1992          1993          1994           1995          1996          1997
                                               ----          ----          ----           ----          ----          ----
EARNINGS
   Net income                                $56,768       $40,481       $46,795        $50,393       $39,096        $40,242
   Federal income taxes                       19,276        22,342        34,551         41,951        35,252         27,534
   State income taxes                         16,878         4,645         6,216         12,976         8,506          7,197
   Fixed charges                             109,449        97,928        88,093         83,994        80,097         80,132
                                          -----------   -----------   -----------    -----------   -----------   ------------

   Earnings available for fixed charges     $202,371      $165,396      $175,655       $189,314      $162,951       $155,105
                                          ===========   ===========   ===========    ===========   ===========   ============


FIXED CHARGES
   Interest on long-term debt                $88,666       $80,030       $73,772        $63,431       $66,305        $65,723
   Other interest                             12,882        12,260        10,301         16,723         9,534         10,314
   Interest on nuclear fuel burned             2,963           928             -              -             -              -
   One third of rental charges                 4,938         4,710         4,020          3,840         4,258          4,095
                                          -----------   -----------   -----------    -----------   -----------   ------------

                                            $109,449       $97,928       $88,093        $83,994       $80,097        $80,132
                                          ===========   ===========   ===========    ===========   ===========   ============

RATIO OF EARNINGS TO FIXED
 CHARGES                                        1.85          1.69          1.99           2.25          2.03           1.94
                                          ===========   ===========   ===========    ===========   ===========   ============

                                                                                                                   EXHIBIT 12
                                                                                                                   PAGE 2 OF 2

                                         THE UNITED ILLUMINATING COMPANY

                          COMPUTATION OF RATIO OF EARNINGS TO COMBINED FIXED CHARGES
                                   AND PREFERRED STOCK DIVIDEND REQUIREMENTS
                                                   (IN THOUSANDS)
                                                                                                                     TWELVE
                                                                                                                     MONTHS
                                                                                                                     ENDED
                                                                    YEAR ENDED DECEMBER 31,                        SEPT. 30,
                                             ----------------------------------------------------------------------
                                                  1992           1993          1994         1995          1996          1997
                                                  ----           ----          ----         ----          ----          ----
EARNINGS
   Net income                                   $56,768        $40,481       $46,795      $50,393       $39,096       $40,242
   Federal income taxes                          19,276         22,342        34,551       41,951        35,252        27,534
   State income taxes                            16,878          4,645         6,216       12,976         8,506         7,197
   Fixed charges                                109,449         97,928        88,093       83,994        80,097        80,132
                                             -----------    -----------   -----------   ----------    ----------   -----------

  Earnings available for combined fixed
   charges and preferred stock
   dividend requirements                       $202,371       $165,396      $175,655     $189,314      $162,951      $155,105
                                             ===========    ===========   ===========   ==========    ==========   ===========


FIXED CHARGES AND PREFERRED
 STOCK DIVIDEND REQUIREMENTS
   Interest on long-term debt                  $ 88,666       $ 80,030      $ 73,772     $ 63,431      $ 66,305       $65,723
   Other interest                                12,882         12,260        10,301       16,723         9,534        10,314
   Interest on nuclear fuel burned                2,963            928             -            -             -             -
   One third of rental charges                    4,938          4,710         4,020        3,840         4,258         4,095
   Preferred stock dividend requirements (1)      7,100          7,197         6,223        2,778           699           382
                                             -----------    -----------   -----------   ----------    ----------   -----------
                                              $ 116,549      $ 105,125      $ 94,316     $ 86,772      $ 80,796       $80,514
                                             ===========    ===========   ===========   ==========    ==========   ===========

RATIO OF EARNINGS TO FIXED
 CHARGES AND PREFERRED
 STOCK DIVIDEND REQUIREMENTS                       1.74           1.57          1.86         2.18          2.02          1.93
                                             ===========    ===========   ===========   ==========    ==========   ===========

(1) Preferred Stock Dividends increased to reflect the pre-tax earnings required to cover such dividend requirements.